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[LETTERHEAD OF GIBSON, DUNN & CRUTCHER APPEARS HERE]

October 20, 1997


(213) 229-7000                                                 C99007-00072



ZERO Corporation
444 South Flower Street, Suite 2100
Los Angeles, California  90071-2922

Gentlemen:

     We have acted as counsel to ZERO Corporation, a Delaware corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-8, to be filed under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission on October 20, 1997 (the "Registration Statement") with respect to an additional 500,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company. The Shares have been reserved for issuance from time to time upon the exercise of stock options granted and to be granted pursuant to the ZERO Corporation 1994 Stock Option Plan, as amended.

     We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In rendering this opinion, we have relied upon a certificate of the secretary of the Company (the "Certificate") as to actions taken by and on behalf of the Company in connection with the authorization, reservation and proposed issuance and sale of the Shares. Based upon our examinations and inquiries, and in reliance upon the Certificate, we are of the opinion that the Shares, upon issuance thereof in accordance with the terms of the options granted pursuant to the Plan, will be validly issued, fully paid and non-assessable.

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[LETTERHEAD OF GIBSON, DUNN & CRUTCHER APPEARS HERE]

ZERO Corporation
October 20, 1997
Page 2

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the general rules and regulations of the Securities and Exchange Commission.

                              Very truly yours,


                              S/ GIBSON, DUNN & CRUTCHER LLP
                              GIBSON, DUNN & CRUTCHER LLP

PFZ/MP